EXHIBIT A (VIII) UNDER FORM N-1A

                                     Exhibit 3(i) under Item 601/Reg. S-K

                 FEDERATED WORLD INVESTMENT SERIES, INC.

                              ARTICLES OF AMENDMENT

      FEDERATED WORLD INVESTMENT SERIES, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (the "Corporation"), certifies to the Maryland State
Department of Assessments and Taxation that:

      FIRST: The Charter of the Corporation is hereby amended to rename all of the shares of "Federated Global Equity Income Fund Class A Shares, Class B Shares and Class C Shares" to "Federated Global Equity Fund Class A Shares, Class B Shares and Class C Shares."

      SECOND: The foregoing amendment to the Charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the Charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

      THIRD: These Articles of Amendment shall become effective immediately upon the filing of these Articles.


      IN WITNESS WHEREOF, FEDERATED WORLD INVESTMENT SERIES, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President, and witnessed by its Assistant Secretary, as of September 8, 2000.

      The undersigned, J. Christopher Donahue, Executive Vice President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation that the foregoing Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, all matters and facts set forth relating to the authorization and approval of these Articles of Amendment are true in all material respects, and that this statement is made under penalties of perjury.

WITNESS:                            FEDERATED WORLD INVESTMENT
                                    SERIES, INC.
/S/ MICHAEL D. MCLEAN, ESQ.         /S/ J. CHRISTOPHER DONAHUE.
------------------------------      ------------------------------
Michael D. McLean, Esq.             J. Christopher Donahue
Assistant Secretary                 Executive Vice President